Exhibit 10.13

ASSIGNMENT OF LEASE AGREEMENT ENTERED INTO IN MONTREAL, THIS 7th DAY OF June 2017

BETWEEN :	PHARMASCIENCE INC., a body politic and corporate, duly incorporated according to law, herein acting and represented by Murielle Lortie, its VP & CFO, duly authorized as he so declares;

(the “Assignor”)

AND:	REPARE THERAPEUTICS INC., a body politic and corporate, duly incorporated according to law, herein acting and represented by Lloyd M. Segal, its CEO, duly authorized as he so declares;

(the “Assignee”)

WHEREAS pursuant to a lease dated May 15, 2014 (the “Original Lease”) between CIG Ill TECHNOPARC NOMINEE INC. as landlord (the “Prior Landlord”) and Assignor as tenant, as amended by an amendment to lease entered into November 24, 2016 (the “Amendment”) (the Original Lease and the Amendment are collectively referred to as the “Lease”), (i) the Tenant leases certain premises having a Rentable Area of nine thousand forty-five (9,045) square feet (the “Leased Premises”) located on the ground floor of the building bearing civic address 7210 Frederick Banting, City of Montreal (Borough of Saint-Laurent), Province of Quebec (the “Building”) for a term expiring July 31, 2021 (the “Term”), and (ii) Tenant has the right to use certain equipment in the Building and in the adjacent building known as 7220 Frederick Banting, City of Montreal (Borough of Saint-Laurent), Province of Quebec (the “Adjacent Building”), the whole in accordance with and subject to the conditions set forth in the Lease;

WHEREAS the Landlord is the assignee of all of the rights, title and interest of the Prior Landlord and any successors thereof in and to the Lease, the Leased Premises, the Building and the Adjacent Building; and

WHEREAS the Assignor has agreed to assign to the Assignee all of its right, title and interest in and to the Lease together with the Assignor’s right, title and interest in and to the Leased Premises as specified in the Lease and the right to use the Deionized Water Apparatus and the Glycol Chiller and Neutralization Tank (as such terms are defined in the Amendment), the whole as and from June 7, 2017 (the “Assignment Date”), the whole in accordance with the terms and conditions set forth in this agreement (hereinafter referred to as the “Agreement”).

NOW THEREFORE IT IS AGREED AS FOLLOWS:

1.0 PREAMBLE

1.1 The preamble is true and correct and forms a part hereof as if herein recited at length.

1.2 All terms and expressions with the first letter in upper case in this Agreement have the meaning attributed thereto in the Lease unless the contrary is herein indicated or the context dictates otherwise.

1.3 Notwithstanding any provision to the contrary in the Amendment, the parties confirm that all references to the “Landlord” in the Amendment means CIG Ill TECHNOPARC NOMINEE II INC.

2.0 ASSIGNMENT

2.1 The Assignor hereby assigns to the Assignee as and from the Assignment Date all of the Assignor’s rights in and to the Lease together with the Assignor’s rights, title and interest in and to the Leased Premises as specified in the Lease, the whole in accordance with and subject to the terms and conditions of the Lease.

2.2 The Assignee acknowledges that it has received a copy of the Lease, that it unconditionally accepts all of the terms and conditions stipulated therein and that it unconditionally agrees to be bound by all of the obligations imposed upon the “Tenant” pursuant to the Lease.

2.3 The Assignee acknowledges being familiar with the Leased Premises and accepts them “as is” “where is” without any responsibility for Landlord.

2.4 As and from the Assignment Date and throughout the Term and any extension or. renewal thereof, the Assignee shall have access to and shall be granted the right to use all existing equipment currently in the Leased Premises as approximately shown in Schedule “A” hereof (the “Equipment”), at no additional cost. The Assignee accepts the Equipment in its “as is” existing condition. The Assignee shall maintain, repair and replace the Equipment at its sole cost·during the Term and any extension thereof. The Assignee agrees to return all Equipment to the Landlord at the expiry of the Term or any renewal thereof, in the condition it was in at the time of the Assignee’s taking of possession of the Leased Premises, ordinary wear and tear excepted. However, it is agreed that if any Equipment is replaced in its entirety by the Assignee, at its cost, then such equipment shall become the Assignee’s property at the expiry of the Lease. The parties acknowledge agree that Schedule “I” of the Original Lease is replaced by Schedule “A” of this Agreement.

2.5 The Assignee undertakes towards Assignor and Landlord that as and from the Assignment Date the Assignee assumes all of the “Tenant’s” obligations under the Lease and will perform each and every one of the Assignor’s obligations pursuant to the Lease.

2.6 Assignor and Assignee acknowledge and agree that the present assignment shall be subject to all of the provisions of the Lease and Assignee and Assignor confirm and agree that they shall remain solidarily liable towards the Landlord for the performance of all of the “Tenant’s” obligations under the Lease, the whole without benefit of division, discussion or subrogation, until the expiry of the Lease, including any extensions or renewals thereof if any. Landlord’s consent to this assignment does not release Assignor of Assignor’s obligations under the Lease, au of which shall continue until July 31, 2021.

2.7 The Assignee has returned to the Landlord the completed environmental questionnaire attached as Schedule “C” hereof. The Assignee acknowledges and agrees that throughout the Term, the Assignee undertakes to provide Landlord an updated environmental questionnaire as may be required if any of the information therein becomes inaccurate or as may be requested from time to time by the Landlord, in accordance with the provisions of the Lease. All environmental covenants in the Lease shall apply mutatis mutandis to the Assignee, including without limitation, Assignee’s obligation to provide insurance coverage with regard to any potential environmental liabilities of the Assignee.

2.8 Under no circumstances shall the present assignment be construed so as to effect novation or create any additional option or rights of any nature in favor of the Assignor or the Assignee.

2.9 The Assignee acknowledges that Landlord’s consent to the present assignment is not to be construed as consent for further assignment of the Lease or sublet of the Leased Premises nor does Landlord’s consent hereto constitute in any way consent or approval of any terms, conditions or covenants or other agreements of any nature between Assignor and Assignee, other than what is expressly contained herein.

2.10 For clarification, Assignee acknowledges that any rights stipulated in the Lease to be personal to the “Tenant” named in the lease have not been assigned to and do not devolve to the Assignee and Assignee shall not have any such rights under the Lease.

For clarification and greater certainty, (i) Sections 1.0 (Allowance and Improvements, 2.0 (Pre-Occupancy) and 3.0 (Rental Credit) no longer apply being of no further effect; and (ii) Sections 4.0 (Right to Expand), 5.0 (Right of First Refusal), 6.0 (Right to Extend), 7.0 (Right of First Offer on the Building) and 8.0 (Right of First Refusal on the Building) of Schedule “F” of the Lease, will not be assigned to the Assignee and shall be deleted and of no further effect as of the Assignment Date.

2.11 Assignor and Assignee shall be solidarily liable for any brokerage fees and commissions in connection with the present Assignment and hereby agree to indemnify and hold Landlord harmless from and against any and all liabilities and claims for any brokerage fees or commissions in connection with the present Assignment.

2.12 As of the Assignment Date, a copy of all notices,· written demands and written requests under the Lease from the Landlord shall be sent to:·

(a) the Assignee: at the Leased Premises, with copy to [ADDRESS], Attention: Lloyd Segal; and

(b) the Assignor at [ADDRESS], Attention: __________________________.

2.13 The Assignor and the Assignee shall concurrently with their execution of this Agreement, pay to Landlord an amount of One Thousand Dollars ($1,000) plus applicable taxes, as Landlord’s legal and administration fees in connection with this assignment.

2.14 (A) Pursuant to the provisions of the Lease and more particularly (i) Section 2.05 of the Original Lease and (ii) the Agreement Regarding Letter of Credit and Other Security dated May 15, 2014 attached to the Original Lease as Schedule “G” (the “Existing LC Agreement”), the Assignor has provided the Landlord a security deposit in the amount of One Hundred Thirty-Five Thousand Dollars ($135,000) by way of an irrevocable standby letter of credit (the “Existing Letter of Credit”).

(B) Concurrently with the execution of this Agreement, the Assignee shall execute and deliver to Landlord the Landlord’s standard form of Agreement Regarding Letter of Credit and Other Security attached hereto as Schedule “B” (the “Replacement LC Agreement”). No later than sixty (60) days following the execution of this Agreement, the Assignee shall furnish to Landlord a security deposit in the amount of One Hundred Thirty-Five Thousand Dollars ($135,000) by way of an irrevocable standby letter of credit issued by a Schedule I Canadian chartered bank (the “Replacement Letter of Credit”), the whole in accordance to the provisions of the Replacement LC Agreement. The Replacement Letter of Credit shall remain in effect throughout the Term and any extension thereof and shall be held by Landlord as security for the obligations of the Assignee as “Tenant” under the Lease and this Agreement, all in accordance with and subject to the provisions of the Replacement LC Agreement.

(C) The Assignor and the Assignee acknowledge and agree that (i) the Existing Letter of Credit shall continue to serve as guarantee for the rentals payable under the Lease and for the faithful performance by the Assignee as “Tenant” of each and every one of the covenants, conditions and agreements under the Lease and (ii) the Existing LC Agreement shall remain in effect, until such time that the Replacement Letter of Credit is delivered to Landlord. Upon receipt by Landlord of the Replacement Letter of Credit and the Replacement LC Agreement executed by Assignee, the Existing Letter of Credit will be returned to the Assignor.

2.15 The Landlord represents and warrants to the Assignor and the Assignee that as of the Assignment Date, there are no machine bases, cabling, piping or wiring installed by or on behalf of the Assignor that would be required to be removed in accordance with section 6.07 (b) of the Lease.

3.0 LANGUAGE

3.1 The parties acknowledge that they have required that this Agreement and all related documents be prepared in English. Les parties reconnaissent avoir exigé que la présente convention et tous /es documents connexes soient rédigés en anglais.

AND THE PARTIES HAVE SIGNED

PHARMASCIENCE INC. (Assignor)

Per:	/s/ Murielle Lortie
Murielle Lortie VP & Chief Financial Officer VP & Chef des operations financières

REPARE THERAPEUTICS INC. (Assignee)

Per:	/s/ Lloyd Segal

LANDLORD’S CONSENT

CIG Ill TECHNOPARC NOMINEE II INC. hereby consents to the foregoing assignment, in accordance with the terms hereinabove provided including without limitation the obligation of the Assignor and the Assignee to remain solidarily liable for all of the obligations under the Lease and this Agreement until the expiry of the Lease, the whole without benefit of division, discussion or subrogation. Nothing in the foregoing Landlord’s consent shall be construed or deemed to modify any of the terms and conditions of the Lease except to the extent modified by the foregoing Agreement.

CIG Ill TECHNOPARC NOMINEE II INC. (Landlord)

Per:	/s/ F. Nelson
F. Nelson ASO

Per:	/s/ Chris Lawrence
Chris Lawrence Authorized Signing Officer

SCHEDULE “A”

EQUIPMENT

“A” - 1

SCHEDULE “B”

AGREEMENT REGARDING LETTER OF CREDIT AND OTHER SECURITY

Reference is made to the lease dated ________________ (“Lease”) between __________ (“Tenant”) and ___________ (“Landlord”) for the Tenant’s premises (“Premises”) situated in the property located at ______________________.

THE TENANT AND THE LANDLORD, IN RELIANCE UPON THE REPRESENTATIONS AND WARRANTIES AND COVENANTS AND AGREEMENTS OF THE TENANT CONTAINED IN THIS AGREEMENT, COVENANT AND AGREE AS FOLLOWS:

1.

The Tenant covenants to provide to the Landlord, on an uninterrupted and continuing basis for the period commencing on the date of this agreement and expiring thirty (30) days following the last day of the term of the Lease as such term is renewed, extended or prolonged from time to time, with an irrevocable letter of credit issued by a Schedule I Canadian chartered bank, expiring at the end of the period mentioned above, and in the form and of the substance set forth in Schedule “B-1” hereto and initialed by the parties to this agreement for the purpose of identification, all of the terms and conditions of which Schedule 1 are incorporated in this agreement by reference as if recited out at length herein. The letter of credit will serve (a) to guarantee the due and prompt payment and performance of each and every obligation, liability, condition and agreement to which the Tenant is or may be bound by the terms of the Lease and each and every obligation, liability, condition and agreement to which the Tenant is or may be bound by this agreement (including all extensions, renewals and other prolongations thereof), or as a result thereof, as the Lease or this agreement may be amended from time to time, (including, without limitation, the prompt payment of all rentals and additional rentals which may become due pursuant to the Lease) and (b) to indemnify the Landlord, up to the same amount, for any and all damages, costs and losses (including, without limitation, loss of rentals and additional rentals) which may be suffered by the Landlord as a consequence of the termination, resiliation, disavowal, repudiation or disclaimer of the Lease or this agreement, or both, by whomsoever.

The letter of credit shall be in the amount of ____________________ ($______).

2.

In the event that the Tenant does not replace any letter of credit furnished to the Landlord as contemplated in this agreement at the latest thirty (30) days prior to its expiration date, the Landlord will be entitled to draw on such letter of credit held by the Landlord, for the full amount thereof, whether or not the Tenant is otherwise in default in the performance of its obligations under or in virtue of the Lease or this agreement, and to retain all amounts received by the Landlord from the issuing

“B” - 1

bank as a result of such draw (“Proceeds”) for the same purposes, with the necessary adaptations, as the letter of credit drawn upon, until such time as the letter of credit has been replaced with a new letter of credit affording the Landlord the full security to which it is entitled under this agreement. Upon such replacement, and provided that the Tenant is not otherwise in default in the performance of such obligations, any portion of the Proceeds still held by the Landlord will be returned to the Tenant.

3.

Neither the furnishing of such letter of credit nor the holding of any Proceeds as contemplated in this agreement will relieve the Tenant from the payment of rent, additional rent or any other charges for which the Tenant is liable under or in virtue of the Lease or in any way relieve the Tenant from the faithful and punctual performance of all covenants and conditions contained in or entered into in virtue of the Lease or in any way relieve the Tenant from the faithful and punctual performance of all covenants and conditions contained in or entered into in virtue of this agreement. If the Tenant is in default as aforesaid, it will be entirely in the Landlord’s discretion as to whether the Landlord draws under such letter of credit or compensates and sets off all or any part of the Claims as contemplated by paragraph 5 of this agreement, or whether the Landlord exercises whatever other rights, remedies and recourses the Landlord may have. In the event that the Landlord draws under any such letter of credit or compensates and sets off all or any part of the Claims, the Tenant will remit to the Landlord a replacement letter of credit or supplementary letter of credit sufficient to restore to the Landlord the full security to be afforded to the Landlord as contemplated in this agreement within five (5) business days of the Landlord’s written demand therefor, the whole without prejudice to such other rights, remedies and recourses as may avail to the Landlord in the circumstances.

4.

Thirty (30) days following the termination of the Lease or any renewal thereof, the letter of credit and any Proceeds held by the Landlord will be returned to the Tenant provided the Premises have been vacated in good order and condition in a timely manner and otherwise in the manner contemplated by the terms of the Lease, and provided the Tenant will then have complied in all respects with all terms, covenants and conditions to which it has bound itself under the Lease and this Agreement.

5.

To further secure the Landlord to the full extent of the full security to which it is entitled under this agreement, the Tenant hereby grants to the Landlord a security interest in and hypothecates in favour of the Landlord whatever claims the Tenant now has or will ever have against the Landlord for or to the Proceeds, under or in virtue of paragraph 3 of this agreement or otherwise (collectively “Claims”). If the Tenant is in default in the performance of any of its covenants and conditions contained in or entered into in virtue of the Lease, or if the Tenant is in default in the performance of any covenants or conditions contained in this agreement, or if

“B” - 2

any of the Tenant’s obligations under this agreement have become enforceable, the Landlord will have the right, as hypothecary creditor, to compensate and set-off the Claims against any and all amounts then owing by the Tenant to the Landlord, the whole without the necessity of demand or notice (other than as may be required by law) to the Tenant or to any other party. In such event, the Claims will be deemed to have been paid, cancelled and discharged to the extent of the amounts so compensated and set-off, and the Tenant will cease to have any interest whatsoever in the Claims to such extent.

6.

Any Proceeds held by the Landlord as contemplated in this agreement will not be governed by the provisions of Articles 2280 and following of the Civil Code of Quebec and will not be construed as being the property of the Tenant but as belonging to the Landlord.

7.

The Landlord will have the right to transfer the benefit of any letter of credit and any Proceeds contemplated in this agreement to any purchaser of the property in which the Premises contemplated in the Lease are situated and, for such purpose, to have the Landlord replaced as beneficiary under such letter of credit by appropriate amendments thereof acceptable to the Landlord and such purchaser, upon demand to such effect. In the event of such transfer the Landlord will be and hereby is entirely released and relieved of all the Landlord’s covenants and obligations in respect of such letter of credit, such Proceeds and the Claims and as well as those contained in this agreement, provided that such purchaser stipulates in favour of the Tenant to assume and carry out such covenants and obligations.

8.

Without limiting the generality of any other provision of this agreement or of any letter of credit issued pursuant hereto, the security contemplated in this agreement will not be affected or impaired by the Tenant’s bankruptcy, insolvency or winding-up, nor by any termination, resiliation, disavowal, repudiation or disclaimer of the Lease or this agreement, or both, by whomsoever, or by any other action taken by any trustee, liquidator, referee or other officer appointed by any court or other body of competent jurisdiction under any bankruptcy, insolvency or winding-up legislation in force from time to time, nor by the Landlord’s failure to delay or proceed to litigation or to seek a remedy for any default of the Tenant, any guarantor or any other person, nor by any liberation or discharge from bankruptcy or otherwise of any such trustee, liquidator, referee or other officer, nor by any release or other forgiveness in favour of whomsoever, nor by any extinction of any of the obligations, liabilities, agreements or conditions secured by any such letter of credit or deposit, nor by any other act, omission or event whatsoever which might lessen, affect or discharge a surety or person obliged to indemnify another.

“B” - 3

9.

Any security to be provided to the Landlord as contemplated in this agreement is and will at all times be in addition to and not in replacement of any other security heretofore furnished to the Landlord and any further and additional security furnished to the Landlord from time to time.

10.	The parties have requested that this agreement be prepared in English. Les parties ont demandé que la présente convention soit rédigée en anglais.

Kindly confirm your covenants and agreements above set forth by signing and returning to us the enclosed copy of this letter.

Montreal, this                day of             20     ●

●

Per:	/s/ F. Nelson
F. Nelson ASO

Per:	/s/ Chris Lawrence
Chris Lawrence Authorized Signing Officer

LANDLORD

ACCEPTED AND AGREED on the 7th day of June     20    ●

●

Per:	/s/ Lloyd Segal
TENANT

“B” - 4

SCHEDULE “B-1”

DATE OF ISSUANCE:                         •                             REFERENCE NO.:

EXPIRY DATE:                                         AMOUNT: $ ●

BENEFICIARY:                                         CUSTOMER:

●                                                              ●

Dear Sirs:

Pursuant to the request of our customer,                ●                , (the “Customer’’), we, the undersigned,                ●                , (“this Branch”) hereby establish an irrevocable Letter of Credit in your favour in the total amount of ●                dollars ($             ●            ).

We authorize you to draw on this Branch under this Letter of Credit in the form of a written demand for payment, which demand we shall honour without enquiring whether you have the right as between you and the Customer to make such demand and without acknowledging any claim or instructions of the Customer, provided, however, that you are to deliver to us at the above address at such time as a written demand for payment is made by you upon us:

(a)	the original copy of this Letter of Credit; and

(b)

a certificate confirming one or the other or both of the following: (i) that the Customer is in default under the provisions of a lease between you and the Customer and that the monies drawn by you are due and payable to you in accordance with such lease and (ii) that the Customer is in default under the provisions of an agreement between you and the Customer and that the monies drawn by you are due and payable to you in accordance with such agreement.

Partial and multiple drawings are permitted.

This Letter of Credit is issued subject to Uniform Customs and Practice for Documentary Credits, 1993 Revision, I.C.C. Publication No. 500.

“B-1” - 1

A written demand for payment and certificate as described above must be presented at this Branch before the end of banking business on the                day of                , at which time this Letter of Credit will expire.

“B” - 2

SCHEDULE “C”

ENVIRONMENTAL QUESTIONNAIRE

“C” - 1